T3 Motion, Inc Receives and Cures Non-Compliance Notice from NYSE MKT Regarding Lack of Board Independence

Costa Mesa, CA (March 27, 2013) (NYSE MKT: TTTM) www.t3motion.com - T3 Motion, Inc.  On March 27, 2013, T3 Motion, Inc. (the “Company”) announced today that it received a letter on March 25, 2013 from NYSE MKT LLC (“NYSE MKT”) dated March 21, 2013 indicating that the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in Section 801(h) of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the appointment of one of the Company’s previously independent directors, Mr. William Tsumpes, as Chief Executive Officer and Interim Chief Financial Officer of T3 Motion, has resulted in greater than 50% of the directors on the Company’s board lacking independence (only three of seven directors were independent). In order to fully resolve this issue, the Company has accepted the resignation of Mr. Rod Keller and Mr. Rob Thomson effective immediately to ensure the Company’s compliance with Section 801(h) of the NYSE MKT Company Guide.

About T3 Motion, Inc.

T3 Motion, Inc. (NYSE MKT: TTTM) designs, markets and manufactures the T3 Series, an electric stand up vehicle. Headquartered in Orange County, California, T3 Motion, Inc. is dedicated to raising the bar on environmental standards and law enforcement and security capabilities in personal mobility technology. For more information, visit www.t3motion.com.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding T3 Motion’s business, which are not historical facts, are "forward-looking statements" that are not guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For additional information concerning these and other factors that may cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Registration Statement filed on Form S-1, as amended, and in periodic reports the Company files from time to time with the Securities and Exchange Commission.

Company Contact William Tsumpes, CEO T3 Motion, Inc. (714) 619-3600 investor@t3motion.com